Exhibit 99.1

FINISH LINE REPORTS THIRD QUARTER RESULTS

INDIANAPOLIS— January 3, 2008—The Finish Line, Inc. (the “Company”) (NASDAQ:FINL) announced results for the third quarter representing the thirteen weeks ended December 1, 2007 (the “third quarter” or “Q3”).

THIRD QUARTER RESULTS:

For the third quarter, the Company reported a loss from continuing operations of $13.8 million, or $.29 per diluted share versus a loss from continuing operations of $1.8 million, or $.04 per diluted share for the thirteen weeks ended November 25, 2006 (“Q3 LY”).  For Q3, the non-GAAP loss from continuing operations per diluted share was $.17.  The non-GAAP loss from continuing operations excludes $.12 per diluted share for expenses incurred in connection with the pending merger with Genesco Inc. and the related litigation.  A reconciliation of loss from continuing operations per diluted share on a GAAP basis to loss from continuing operations per diluted share excluding these expenses, a non-GAAP financial measure, is found in the table at the end of the release.  Diluted weighted average shares outstanding were 47.2 million for Q3 versus 46.9 million for Q3 LY.

Net sales decreased 4.0% to $268.7 million for Q3 compared to $280.0 million reported for Q3 LY.  Comparable store net sales decreased 3.6% for Q3 as compared to the 3.3% decrease reported for Q3 LY.  As noted in our December 6, 2007 sales release, due to the shift of one week in the retail calendar resulting from last year’s 53-week year, Q3 LY included approximately $6.7 million of additional sales due to an additional week of the “Back to School” selling season.

Merchandise inventories on a consolidated basis declined to $338.7 million at December 1, 2007 compared to $356.9 million at November 25, 2006. As of December 1, 2007, on a per square foot basis, consolidated inventories decreased 5%, and Finish Line store merchandise inventories decreased 3% compared to one year ago.

Mr. Alan H. Cohen, Chairman and CEO, stated, “We are implementing both operating and product initiatives to drive improvements in our business.  Our customers are responding well to the new brands that we’ve recently introduced.  Going forward, we see growth opportunities in both performance and sport style product and will continue to emphasize premium offerings as part of our efforts to differentiate Finish Line and create enthusiasm with our customers.”

YEAR-TO-DATE RESULTS:

For the thirty-nine weeks ended December 1, 2007 (“YTD”) the Company reported a loss from continuing operations of $9.5 million, or $.20 per diluted share versus income from continuing operations of $14.5 million, or $.30 per diluted share for the thirty-nine weeks ended November 25, 2006 (“YTD LY”).  For YTD, the non-GAAP loss from continuing operations per diluted share was $.07.  The non-GAAP loss from continuing operations results excludes $.13 per diluted share for expenses incurred in connection with the pending merger with Genesco Inc. and the related litigation.  Diluted weighted average shares outstanding were 47.2 million for YTD versus 47.9 million for YTD LY.

Net sales decreased 1.3% to $894.4 million for YTD compared to $906.2 million for YTD LY.  Comparable store net sales decreased 4.1% for YTD versus a 5.8% decrease reported for YTD LY.

CONFERENCE CALL:

The Company is hosting a live conference call at 8:30 am (ET) on Friday, January 4th.  Interested parties may participate in the call by calling 1-706-634-5566 (conference ID# is 25979417). Those interested in listening to the call on the web can do so at www.finishline.com under Investor Relations.

The Company will make available a replay of the live conference call by calling 1-706-645-9291 (Conference ID# 25979417). This replay will be available commencing at approximately 9:45 ET on Friday, January 4th and will remain available through January 7th.  In addition, the replay will be available on the web at www.finishline.com under Investor Relations.

The Company has experienced, and expects to continue to experience, significant variability in net sales and comparable store net sales from quarter to quarter.  Therefore, the results of the periods presented herein are not necessarily indicative of the results to be expected for any other future period or year.

Certain statements contained in this press release regard matters that are not historical facts and are forward looking statements (as such term is defined in the rules promulgated pursuant to the Securities Act of 1933, as amended). Because such forward looking statements contain risks and uncertainties, actual results may differ materially from those expressed in or implied by such forward looking statements. Factors that could cause actual results to differ materially include, but are not limited to: costs, potential liabilities, and other events relating to the Company’s Merger Agreement with Genesco Inc. and the related litigation; changing consumer preferences; the Company’s inability to successfully market its footwear, apparel, accessories and other merchandise; price, product and other competition from other retailers (including internet and direct manufacturer sales); the unavailability of products; the inability to locate and obtain favorable lease terms for the Company’s stores; the loss of key employees, general economic conditions and adverse factors impacting the retail athletic industry; management of growth, and the other risks detailed in the Company’s Securities and Exchange Commission filings.  The Company undertakes no obligation to release publicly the results of any revisions to these forward looking statements that may be made to reflect events or circumstances after the date hereof or to reflect the occurrence of unanticipated events.

The Finish Line, Inc. is one of the largest mall-based specialty retailers operating under the Finish Line and Man Alive brand names.  The Finish Line, Inc. is publicly traded on the NASDAQ Global Select Market under the symbol FINL. The Company currently operates 701 Finish Line stores in 47 states and online and 96 Man Alive stores in 19 states and online.  To learn more about these brands, visit www.finishline.com and www.manalive.com.

	The Finish Line, Inc.
	Consolidated Statements of Operations (Unaudited)
	(In thousands, except per share and store data)
	Thirteen	Thirteen	Thirty-nine	Thirty-nine
	Weeks Ended	Weeks Ended	Weeks Ended	Weeks Ended
	December 1,	November 25,	December 1,	November 25,
	2007	2006	2007	2006

Net sales	$268,699	$280,025	$894,409	$906,242
Cost of sales (including occupancy expenses)	198,803	201,895	646,163	640,172
Gross profit	69,896	78,130	248,246	266,070

Selling, general, and administrative expenses	83,261	80,917	253,372	243,524
Merger related costs	9,658	-	9,883	-
Operating (loss) income	(23,023)	(2,787)	(15,009)	22,546

Interest income (expense), net	223	(21)	923	864
(Loss) income from continuing operations
before income taxes	(22,800)	(2,808)	(14,086)	23,410
Income tax (benefit) expense	(9,035)	(1,047)	(4,626)	8,951
(Loss) income from continuing operations	(13,765)	(1,761)	(9,460)	14,459
Loss from discontinued operations,
net of income tax benefit	(2,189)	(1,219)	(12,163)	(3,162)
Net (loss) income	$(15,954)	$(2,980)	$(21,623)	$11,297

Diluted (loss) income per share:
(Loss) income from continuing operations	$(0.29)	$(0.04)	$(0.20)	$0.30
Loss from discontinued operations	(0.05)	(0.02)	(0.26)	(0.06)
Net (loss) income	$(0.34)	$(0.06)	$(0.46)	$0.24

Diluted weighted average shares outstanding	47,211	46,909	47,178	47,882
Dividends declared per share	$-	$0.025	$0.025	$0.075

Number of stores open at end of period:
Finish Line			701	692
Man Alive			96	88
Paiva			-	12
Total			797	792

	Condensed Consolidated Balance Sheet
		December 1,	November 25,	March 3,
		2007	2006	2007
		(Unaudited)	(Unaudited)
ASSETS
Cash and cash equivalents		$14,065	$12,899	$62,864
Merchandise inventories, net		338,732	356,856	287,300
Other current assets		29,432	23,750	30,212
Property and equipment, net		229,726	255,510	247,468
Other assets		36,795	27,913	28,792
Total assets		$648,750	$676,928	$656,636

LIABILITIES AND SHAREHOLDERS' EQUITY
Short-term borrowings		$-	$20,400	$-
Other current liabilities		145,982	164,566	142,886
Deferred credits from landlords		62,686	64,379	64,472
Other long-term liabilities		8,370	-	-
Shareholders' equity		431,712	427,583	449,278
Total liabilities and shareholders' equity		$648,750	$676,928	$656,636

The Finish Line, Inc.
SEC REGULATION G

RECONCILIATION OF LOSS FROM CONTINUING OPERATIONS PER DILUTED SHARE ON A GAAP BASIS TO LOSS FROM CONTINUING OPERATIONS PER DILUTED SHARE ON A NON-GAAP BASIS

	Thirteen Weeks Ended December 1, 2007	Thirty-nine Weeks Ended December 1, 2007
Loss from continuing operations per diluted share on a GAAP basis	$0.29	$0.20
Subtract: expenses related to Genesco matter	0.12	0.13

Loss from continuing operations per diluted share on a non-GAAP basis (a)	$0.17	$0.07

____ (a)
______
Loss from continuing operations per diluted share excluding the amount noted above is a non-GAAP financial measure. We believe this is an important metric as it represents our loss per diluted share from continuing operations without the impact of merger related charges.

CONTACTS:
Investor Relations Contact:
Kevin S. Wampler, (317) 899-1022 ext. 6914
Executive Vice President - Chief Financial Officer

Media Requests Contact:
Elise Hasbrook, (317) 899-1022 ext. 6827
Corporate Communications Manager